CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of SunValley Solar, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission (the “Report”), I,  Zhijian James Zhang, Chief Executive Officer of the Company, and I, Mandy Chung, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	___________________________________
Name:	Zhijian James Zhang
Title:	Principal Executive Officer and Director
Date:	November 12, 2010

By:	___________________________________
Name:	Mandy Chung
Title:	Principal Financial Officer and Director
Date:	November 12, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.